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                                                                   EXHIBIT 21.

                  GREEN TREE FINANCIAL CORPORATION SUBSIDIARIES

The following is a list of the Company's subsidiaries which are all owned 100% by Green Tree Financial Corporation who is the ultimate or immediate parent:

                                                               STATE OF
NAME OF SUBSIDIARY                                          INCORPORATION

Green Tree Financial Servicing Corporation                    Delaware

Green Tree Financial Corp.-Alabama                            Delaware

Green Tree Financial Corp.-Texas                              Delaware

Green Tree Credit Corp.                                       New York

Green Tree Consumer Discount Company                          Pennsylvania

Consolidated Acceptance Corporation                           Nevada

Piper Financial Services, Inc.                                Minnesota

Green Tree Retail Services Bank                               South Dakota

Green Tree Capital Finance                                    Utah

Green Tree Vendor Services Corporation                        Delaware

Green Tree Finance Corp.-One                                  Minnesota

Green Tree Finance Corp.-Two                                  Minnesota

Green Tree Finance Corp.-Three                                Minnesota

Green Tree Finance Corp.-Five                                 Minnesota

Green Tree Manufactured Housing Net
    Interest Margin Finance Corp. I                           Delaware

Green Tree Manufactured Housing Net
    Interest Margin Finance Corp. II                          Delaware

Green Tree Floorplan Funding Corp.                            Delaware

Green Tree Vehicles Guaranty Corporation                      Minnesota

MaHCS Guaranty Corporation                                    Delaware
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                                                              STATE OF
NAME OF SUBSIDIARY                                          INCORPORATION

Green Tree RECS Guaranty Corporation                          Minnesota

Green Tree First GP Inc.                                      Minnesota

Green Tree Second GP Inc.                                     Minnesota

Green Tree Agency, Inc.                                       Minnesota

Green Tree Agency of Alabama, Inc.                            Alabama

Green Tree Agency of Kentucky, Inc.                           Kentucky

Green Tree Agency of Nevada, Inc.                             Nevada

GTA Agency, Inc.                                              New York

Crum-Reed General Agency, Inc.                                Texas

Dealer Service Trust Corporation                              Minnesota

Consolidated Casualty Insurance Company                       Arizona

G.T. Reinsurance Limited                                      Turks an Caicos
                                                              Island

Rice Park Properties Corporation                              Minnesota

Woodgate Consolidated Incorporated                            Texas

Woodgate Utilities Incorporated                               Texas